    As filed with the Securities and Exchange Commission on January __, 1997

                                                  Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                                THE JPM COMPANY
                                ---------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                    23-1702908
--------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

       Route 15 North
   Lewisburg, Pennsylvania                                          17837
----------------------------------------                          ---------
(Address of Principal Executive Offices)                          (Zip Code)

                              ____________________

                                THE JPM COMPANY
                             1993 STOCK OPTION PLAN
                ----------------------------------------------
                              (Full title of plan)
                              ____________________

       John H. Mathias, Chairman of the Board and Chief Executive Officer
                                The JPM Company
                                 Route 15 North
                         Lewisburg, Pennsylvania  17837
                       -------------------------------------
                    (Name and address of agent for service)

                                 (717) 524-8200
                      ----------------------------------
                    (Telephone number, including area code,
                             of agent for service)

                             ____________________

                                    Copy to:
                          Shaun R. Eisenhauer, Esquire
                           Duane, Morris & Heckscher
                                 P.O. Box 1003
                             305 North Front Street
                      Harrisburg, Pennsylvania  17108-1003

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                               Proposed              Proposed
 Title of securities     Amount to be      maximum offering     maximum aggregate       Amount of
  to be registered       registered(1)    price per share(2)    offering price(2)    registration fee
-----------------------------------------------------------------------------------------------------
Common Stock,          300,000 shares         $18.88                 $5,664,000          $1,954
par value $.000067
=====================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1993 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock of the Company on The Nasdaq Stock Market's National Market on January 13, 1997.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following material is incorporated herein by reference:

         (a) The Annual Report on Form 10-K of The JPM Company (the "Company") for the year ended September 30, 1996 as filed by the Company with the Securities and Exchange Commission (the "Commission") on December 13, 1996.

         (b) The Company's Proxy Statement on Schedule 14A for the Annual Meeting of the Company to be held on January 28, 1997 as filed by the Company with the Commission on December 19, 1996.

         (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1 filed with the Commission under the Securities Act of 1933, as amended, on February 9, 1996 under the captions "Description of Capital Stock" and "Dividend Policy."

         All reports or other documents filed pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement, in each case filed by the Company prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

         No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Amended Articles and Bylaws limit the liability of its directors to the maximum extent permitted by Pennsylvania law. Thus, the directors of the Company are not personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Such limitation does not apply to any responsibility or liability pursuant to criminal statute or liability for the payment of taxes pursuant to local, state or federal law.

         The Company's Amended Bylaws require the Company to indemnify its directors and officers against expenses and certain other liabilities arising out of their conduct on behalf of the Company to the maximum extent and under all circumstances provided by law. In addition, the Bylaws authorize the Company to maintain liability insurance for its directors and officers.

         The Company provides liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company up to an aggregate of $1,000,000 inclusive of defense costs, expenses and charges.

         At present, there is no pending litigation or proceeding, and the Company is not aware of any threatened litigation or proceeding, involving any director, officer, employee or agent where indemnification will be required or permitted under the Company's Amended Articles and Bylaws.


Item 7.  Exemption from Registration Claimed.

         No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.


Item 8.  Exhibits.

(4)      The JPM Company 1993 Stock Option Plan.

(5)      Opinion of Duane, Morris & Heckscher.

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5).

(23)(B)  Consent of Price Waterhouse LLP.

(24)     Power of Attorney (see page II-4 of this Registration Statement).


Item 9.  Undertakings.

         The registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) that for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                            (1993 Stock Option Plan)

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lewisburg, Pennsylvania on January 16, 1997.

                                    THE JPM COMPANY


                                    By: /s/ John H. Mathias
                                       -------------------------------------
                                       John H. Mathias, Chairman of
                                       the Board and Chief Executive Officer


     Know all men by these presents, that each person whose signature appears below constitutes and appoints John H. Mathias and William D. Baker, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signatures                     Title                          Date
       ----------                     -----                          ----

/s/ John H. Mathias          Chairman, Chief Executive          January 16, 1997
---------------------------  Officer and
   John H. Mathias           Director (principal executive
                             officer)

/s/ James P. Mathias         President and Director             January 16, 1997
---------------------------
   James P. Mathias

/s/ William D. Baker         Chief Financial Officer and        January 16, 1997
---------------------------  Treasurer
   William D. Baker          (principal financial and
                             accounting officer)

/s/ Janet B. Mathias         Secretary and Director             January 16, 1997
---------------------------
   Janet B. Mathias

/s/ Steven M. Brody          Director                           January 16, 1997
---------------------------
   Steven M. Brody

/s/ Bruce M. Eckert          Director                           January 16, 1997
---------------------------
   Bruce M. Eckert

/s/ Wayne A. Bromfield       Director                           January 16, 1997
---------------------------
   Wayne A. Bromfield

                                 EXHIBIT INDEX

                   (Pursuant to Item 601 of Regulation S-K)


Exhibit No.                   Exhibit                            Page

(4)             The JPM Company 1993 Stock Option Plan.

(5)             Opinion of Duane, Morris & Heckscher.

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5).

(23)(B)         Consent of Price Waterhouse LLP.

(24) Power of Attorney (included on signature page II-4).